EXHIBIT (a)(1)(E)
Offer to Purchase for Cash by CBRL Group, Inc.
up to 16,750,000 Shares of its Common Stock
(including the associated common stock purchase rights)
at a Purchase Price Not Greater Than $46.00
Nor Less Than $42.00 Per Share
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 27, 2006, UNLESS CBRL GROUP, INC. EXTENDS THE TENDER OFFER.
March 31, 2006
To Our Clients:
     Enclosed for your consideration are the offer to purchase, dated March 31, 2006, and the related letter of transmittal, in connection with the tender offer by CBRL Group, Inc., a Tennessee corporation (“CBRL”), to purchase up to 16,750,000 shares of its common stock, par value $0.01 per share (“common stock”), including the associated common stock purchase rights (“associated rights”) issued under the Rights Agreement dated as of September 7, 1999, between CBRL and SunTrust Bank, Atlanta, as rights agent, at a price not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase. Unless the context otherwise requires, all references to the shares shall refer to our common stock and shall include the associated rights, and unless the associated rights are redeemed prior to the expiration of the tender offer, a tender of the shares will constitute a tender of the associated rights.
     CBRL will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the total number of shares so tendered and the prices specified by tendering shareholders. CBRL will select the lowest purchase price (in multiples of $0.25) (“Purchase Price”) within the range specified above that will allow it to purchase 16,750,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. All shares that are acquired in the tender offer will be acquired at the same Purchase Price, regardless of whether the shareholder tendered at a lower price. CBRL will purchase only shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, on the terms and subject to the conditions of the tender offer. However, because of the odd lot priority, conditional tender and proration provisions described in the offer to purchase, CBRL may not purchase all of the shares tendered even if shareholders properly tendered at or below the Purchase Price if more than the number of shares being sought by CBRL are properly tendered. CBRL expressly reserves the right, in its sole discretion, to purchase more than 16,750,000 shares pursuant to the tender offer, subject to applicable law. CBRL will not purchase shares tendered at prices greater than the Purchase Price or shares that it does not accept for purchase because of odd lot priority, conditional tender or proration provisions. Shares not purchased in the tender offer will be returned to the tendering shareholders at CBRL’s expense promptly after the expiration of the tender offer.
     If, at the expiration date, more than 16,750,000 shares (or such greater number of shares as CBRL may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, CBRL will buy shares:

•	first, from all holders of odd lots (holders of less than 100 shares) who properly tender all of their shares of such at or below the Purchase Price and do not properly withdraw them before the expiration date;

•	second, on a pro rata basis from all other shareholders who properly tender shares at or below the Purchase Price, other than shareholders who tender conditionally and whose conditions are not satisfied, with appropriate adjustments to avoid purchases of fractional shares; and

•	third, only if necessary to permit CBRL to purchase 16,750,000 shares (or such greater number of shares as CBRL may elect to purchase, subject to applicable law) from holders who have tendered shares at or below the Purchase Price subject to the condition that a specified minimum number of such shareholder’s shares be purchased if any of the shareholder’s shares are purchased in the tender offer (for which the condition was not initially satisfied) at or below the Purchase Price by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.
     We are the owner of record of shares of common stock of CBRL held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only. You cannot use the letter of transmittal to tender the shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.
     Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

     Please note carefully the following:
     1. You may tender shares at prices not greater than $46.00 nor less than $42.00 per share, as indicated in the enclosed Instruction Form, net to you in cash, without interest.
     2. You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.
     3. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions, including obtaining the necessary financing for the tender offer pursuant to the terms and conditions of the Commitment Letter (as defined in Section 9 of the offer to purchase), as set forth in Sections 7 and 9 of the offer to purchase, which you should read carefully.
     4. The tender offer, the proration period and the withdrawal rights will expire at 12:00 midnight, New York City time, on April 27, 2006, unless CBRL extends the tender offer.
     5. The tender offer is for 16,750,000 shares of CBRL’s common stock, constituting approximately 35.2% of the shares of such stock outstanding as of March 28, 2006.
     6. Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company of New York (the “depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase and Instruction 10 to the letter of transmittal) stock transfer taxes on CBRL’s purchase of shares pursuant to the tender offer.
     7. If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then CBRL, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.
     8. If you wish to condition your tender upon the purchase of all shares tendered or upon CBRL’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. CBRL’s purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
     9. If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.
     10. The board of directors of CBRL (“Board of Directors”) has approved the tender offer. However, none of CBRL, its Board of Directors, the dealer manager, the depositary or the information agent makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which shareholders should choose to tender their shares. Shareholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares. The CBRL directors and executive officers have advised CBRL that they will not tender any of their shares in the tender offer.
     If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.
     Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on April 27, 2006, unless CBRL extends the tender offer.
     The tender offer is being made solely pursuant to the offer to purchase and the letter of transmittal and is being made to all record holders of shares of CBRL’s common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
     YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Instruction Form with Respect to
Offer to Purchase for Cash
by
CBRL Group, Inc.
of
up to 16,750,000 Shares of its Common Stock
(including the associated common stock purchase rights)
at a Purchase Price Not Greater Than $46.00
Nor Less Than $42.00 Per Share
        The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated March 31, 2006, and the letter of transmittal in connection with the tender offer by CBRL Group, Inc., a Tennessee corporation (“CBRL”), to purchase up to 16,750,000 shares of its common stock, par value $0.01 per share (“common stock”), including the associated common stock purchase rights (“associated rights”) issued under the Rights Agreement dated as of September 7, 1999, between CBRL and SunTrust Bank, Atlanta, as rights agent, at a price not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase. Unless the context otherwise requires, all references to the shares shall refer to our common stock and shall include the associated rights, and unless the associated rights are redeemed prior to the expiration of the tender offer, a tender of the shares will constitute a tender of the associated rights.
      The undersigned understands CBRL will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the total number of shares so tendered and the prices specified by tendering shareholders. CBRL will select the lowest purchase price (in multiples of $0.25) (“Purchase Price”) within the range specified above that will allow it to purchase 16,750,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. All shares that are acquired in the tender offer will be acquired at the same Purchase Price, regardless of whether the shareholder tendered at a lower price. CBRL will purchase only shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, on the terms and subject to the conditions of the tender offer. However, because of the odd lot priority, conditional tender and proration provisions described in the offer to purchase, CBRL may not purchase all of the shares tendered even if shareholders properly tendered at or below the Purchase Price if more than the number of shares being sought by CBRL are properly tendered. CBRL expressly reserves the right, in its sole discretion, to purchase more than 16,750,000 shares pursuant to the tender offer, subject to applicable law. CBRL will not purchase shares tendered at prices greater than the Purchase Price or shares that it does not accept for purchase because of odd lot priority, conditional tender or proration provisions. Shares not purchased in the tender offer will be returned to the tendering shareholders at CBRL’s expense promptly after the expiration of the tender offer.
      The undersigned hereby instruct(s) you to tender to CBRL the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.
NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:
                               SHARES OF COMMON STOCK*
      * Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

      CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of the letter of transmittal)
      By checking the box below INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at the Purchase Price determined by CBRL in accordance to the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined by CBRL in the tender offer will be deemed tendered at the minimum price of $42.00 per share.

☐	The undersigned wants to maximize the chance of having CBRL purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CBRL pursuant to the terms of the tender offer (the “Purchase Price”). THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE DETERMINED IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $42.00 PER SHARE.
— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the letter of transmittal)
      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.
Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $42.00	☐ $43.00	☐ $44.00	☐ $45.00	☐ $46.00
☐ $42.25	☐ $43.25	☐ $44.25	☐ $45.25
☐ $42.50	☐ $43.50	☐ $44.50	☐ $45.50
☐ $42.75	☐ $43.75	☐ $44.75	☐ $45.75
You WILL NOT have validly tendered your shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS
(See Instruction 6 of the letter of transmittal)
      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
      On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, an (ii) believes based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.
          In addition, the undersigned is tendering shares either (check ONE box):

☐	at the Purchase Price, as the same will be determined by CBRL in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐	at the price per share indicated on the previous page under the heading “Shares Tendered at Price Determined by Shareholders.”

CONDITIONAL TENDER
(See Instruction 12 of the letter of transmittal)
      A tendering shareholder may condition such shareholder’s tender of any shares upon the purchase by CBRL of a specified minimum number of the shares such shareholder tenders, as described in Section 6 of the offer to purchase. Unless CBRL purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CBRL will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number, and we urge each shareholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CBRL must purchase from you if CBRL purchases any shares from you, your tender will be deemed unconditional.

☐	The minimum number of shares that CBRL must purchase from me if CBRL purchases any shares from me is: shares.
      If, because of proration, CBRL will not purchase the minimum number of shares that you designate, CBRL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all shares held by the undersigned.
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.
— PLEASE SIGN ON THE NEXT PAGE  —

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